UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-12

BANK FIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

April 21, 2023
Dear Shareholder:
You are cordially invited to attend the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”), the holding company for Bank First, N.A., which will be held on Monday, June 12, 2023, at 4:00 p.m., Central Daylight Time, at the Franciscan Center for Music Education and Performance, located at 6751 Calumet Avenue, Manitowoc, Wisconsin 54220. Refreshments will be served following the meeting.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon at the Annual Meeting. The Proxy Statement and Annual Report on Form 10-K can be accessed at www.envisionreports.com/BFC or on our website at www.bankfirst.com. We expect directors and officers of the Company, as well as representatives of the Company’s auditors, to be present at the Annual Meeting to respond to any shareholder questions. Shareholders may ask questions and provide comments in advance of the Annual Meeting by contacting our Investor Relations team at (920) 652-3360 or IR@bankfirst.com.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to complete and vote and submit your proxy online, by telephone, or by mail to ensure a quorum at the Annual Meeting. If you vote your shares prior to the Annual Meeting, you will have the right to revoke your proxy and vote your shares by one of the methods described in the Proxy Statement.
We hope you will plan to attend our Annual Meeting on Monday, June 12, 2023. If you have any questions regarding any of the information provided herein, please do not hesitate to contact the Company’s Corporate Secretary, Kelly Dvorak, at (920) 652-3244 or kdvorak@ bankfirst.com. On behalf of our Board of Directors and Senior Management Team, thank you for your continued investment in Bank First Corporation. We look forward to seeing you at the Annual Meeting.
Sincerely,
Michael B. Molepske
Chairman of the Board and Chief Executive Officer

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 12, 2023

DATE:
Monday, June 12, 2023

TIME:
4:00 p.m. Central Daylight Time

LOCATION:
Franciscan Center for Music Education and Performance, located at 6751 Calumet Avenue, Manitowoc, Wisconsin 54220

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Company”) will be held on Monday, June 12, 2023, at 4:00 p.m., Central Daylight Time, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:
(1) To elect three (3) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of FORVIS, LLP (f/k/a Dixon Hughes Goodman, LLP) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
The Company’s Board of Directors has fixed the close of business on April 3, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting online or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned to permit further solicitation of proxies by the Company.
It is important that your shares be represented and voted at the meeting regardless of the numbers of shares you own. Even if you plan to attend the Annual Meeting, you are urged to promptly vote the enclosed proxy. You can vote your shares online or by telephone, or by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card or voting instruction card and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.
The board of directors of the Company unanimously recommends that shareholders vote “FOR” each of the three director nominees for election as a director and “FOR” the ratification of FORVIS, LLP as the Company’s independent registered public accounting firm for 2023.

By Order of the Board of Directors
Kelly M. Dvorak, Corporate Secretary
Manitowoc, Wisconsin
April 21, 2023
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be held on June 12, 2023:
The notice of annual meeting, proxy statement, proxy card and the 2022 annual report for the period ending December 31, 2022, are available at https://www.envisionreports.com/BFC
Whether or not you plan to attend the meeting, please vote online or by telephone, or by marking, signing, dating and promptly returning the enclosed proxy card or voting instruction card.

BANK FIRST CORPORATION
402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 12, 2023

ABOUT THE ANNUAL MEETING
This Proxy Statement is provided by the Board of Directors of Bank First Corporation (the “Company”) in connection with our 2023 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process, and also includes certain other information.
The Annual Meeting will be held at the Franciscan Center for Music Education and Performance, 6751 Calumet Avenue, Manitowoc, Wisconsin 54220, on Monday, June 12, 2023 at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
The meeting notice, containing information regarding the availability of proxy materials for the 2023 Annual Meeting of Shareholders is being mailed to shareholders on or around April 21, 2023. Shareholders will be able to access the proxy materials electronically and vote their shares at www.envisionreports.com/BFC. The meeting notice will also contain instructions regarding how to request a paper copy of the proxy materials. In accordance with the rules of the U.S. Securities and Exchange Commission (the SEC), we are permitted to furnish proxy materials, including this proxy statement and our 2022 annual report, to shareholders by providing access to these documents online instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, most shareholders will only receive a notice that provides instructions on how to access and review our proxy materials online. We have elected electronic access to our proxy materials to save the Company the cost of producing and mailing these documents. We believe this expedites shareholder receipt of proxy materials, lowers the costs incurred by us and conserves natural resources. The notice also provides instructions on how to submit your proxy and vote online or by phone. If you would like to receive a printed copy or emailed copy of our proxy materials free of charge, please follow the instructions set forth in the notice to request the materials. If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.
Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Company,” and “Bank First” refer to Bank First Corporation and its wholly-owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.
Purpose of Meeting
Shareholders will be asked to vote on the following matters:
(1) To elect three (3) directors of the Company, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
(3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.

In addition, management will report on the Company’s performance for the fiscal year ended December 31, 2022 and will respond to questions from shareholders.
Voting Recommendation
Proposal	Board’s Recommendation	Reasons for Recommendation	See Page
1. Election of three (3) directors	FOR	The Board and the Governance and Nominating Committee believe the three Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.	5
2. Ratification of Independent Registered Public Accounting Firm	FOR	Based on the Audit Committee’s assessment of FORVIS, LLP’s qualifications and performance, the Audit Committee believes the retention of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 is in the best interest of the Company.	41
VOTING INFORMATION
Record Date
Each share of the Company’s common stock issued and outstanding as of the close of business on April 3, 2023 (the “Record Date”) is entitled to receive notice of, and is further entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof.
Outstanding Shares and Quorum
On the Record Date, there were 10,407,113 shares of common stock of the Company outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 5,203,557 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.
Procedures for Voting by Proxy
Shareholders of Record; Shares Registered Directly in Your Name.   Shareholders of record may vote their shares in person during the Annual Meeting, or submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or Internet. Granting a proxy by telephone or Internet will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or Internet, please have your proxy card available.
Beneficial Holders; Shares Registered in the Name of Broker; Bank or Other Agent.   If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, commonly referred to as “street name,” you should have received our proxy materials from that organization rather than from the Company. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To attend the Annual Meeting, you must register in advance and submit proof of your “legal proxy” from your broker, bank or other reflecting your Company common stock ownership.

The Company must receive your vote no later than the time the polls close for voting at the Annual Meeting for your vote to be counted at the Annual Meeting. Please note that Internet and telephone voting will close at 11:59 p.m., on June 11, 2023.
The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. Votes will be counted the day of the Annual Meeting by the inspector of election appointed by the Company for the Annual Meeting. The Board has appointed Chairman of the Board of Directors Michael B. Molepske and Corporate Secretary Kelly M. Dvorak to serve as the proxies for the Annual Meeting.
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement and “FOR” the ratification of the Company’s independent registered public accounting firm. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named on your proxy card) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.
If your shares are held by your broker, bank or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “recordholder” of such shares. If this is the case, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks and other agents are not authorized to vote are referred to as “broker non-votes.” The ratification of the Company’s independent registered public accounting firm is a routine proposal, while the election of directors is not a “routine” proposal. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Company’s independent registered public accounting firm, but such shares will not be voted with respect to the election of directors.
Requirements for Shareholder Approval
In voting for the proposal to elect three directors (Proposal 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors, and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.
In voting on the proposal to approve the ratification of the Company’s independent registered public accounting firm (Proposal 2), you may vote for or against the proposal or abstain. To ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, the proposal must receive more votes cast in favor of the proposal than cast against the proposal.
Abstentions and Broker Non-Votes
Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Company’s independent registered public accounting firm, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote.
Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm.
Solicitation and Revocation
This Proxy Statement is furnished to the shareholders of the Company in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting. The cost of soliciting proxies will be borne by the Company, and solicitation will be made principally by distribution via mail. Proxies also may be solicited by email, telephone, or other means of communication by certain directors, officers, and employees of the Company without additional compensation for their proxy solicitation efforts. The Company also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s common stock.
A proxy may be revoked at any time before it is exercised by (i) filing a written notice of revocation with the Corporate Secretary of the Company (Corporate Secretary, Kelly M. Dvorak, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221- 0010); (ii) submitting a duly executed proxy bearing a later date which is received by the Company at any time prior to the Annual Meeting date; or (iii) appearing at the Annual Meeting and voting in person. If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Voting Results
The Company will publish the voting results in a Current Report on Form 8 K, which will be filed with the SEC within four business days following the Annual Meeting.
Other Matters
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy should contact Corporate Secretary Kelly Dvorak at Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirst.com.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Articles of Incorporation and Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Company adopted pursuant to the Company’s Bylaws has established the number of directors at a maximum of twelve (12).
There are three (3) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees is also a member of the Board of Directors of the Bank, a wholly-owned subsidiary of the Company. Information regarding the business experience of each nominee is included below. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.
Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. At this time, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
Nominees for Election as Directors
The following is a summary of information with respect to the director nominees, including the name of each director nominee, his or her experience and qualifications, each of the positions and offices he or she holds with the Company, his or her term of office as a director, and all periods during which he or she has served as a director of the Company. If elected, the director nominees will hold office for a three-year term expiring in 2026.

STEPHEN E. JOHNSON

Mr. Johnson, retired, formerly served as Market President and Community Reinvestment Act (“CRA”) Officer for Bank First from 2017 through 2018. Prior to joining Bank First, Mr. Johnson was the Director of Compliance for First National Bank of Waupaca from 2016 to 2017 and served as Chairman of the Board of First National Bank of Waupaca as well as Waupaca Bancorporation, Inc. Preceding his move to the banking industry, Mr. Johnson was employed by Sentry Insurance A Mutual Company for over 35 years during which he served in various capacities including Director’s responsibilities in Operations Support and Underwriting Planning, Marketing Operations, Affinity Markets, and Consumer Products Underwriting. Mr. Johnson’s community activities include serving as a member of the Boards of Directors of the Waupaca Area Community Foundation, the Western Golf Association/Evans Scholars Foundation, and the Waupaca County Emergency Food and Shelter Program. He also served on the Boards of the ThedaCare Foundation of Waupaca and the ThedaCare Family of Foundations and is the past president of the Board of Education for the School District of Waupaca. Mr. Johnson graduated from the University of Southern California in 1978 with a Bachelor of Arts degree in Psychology. He became a Director of Bank First in January 2019. Mr. Johnson’s background in CRA, marketing, customer acquisition, and operations, along with strategic and corporate planning, brings additional strength and a diverse business perspective to the Board of Directors.

TIMOTHY J. MCFARLANE

Mr. McFarlane, began his banking career in 1988 as a Credit Analyst at Valley Bank in Oshkosh, Wisconsin. He joined Bank One in Fond du Lac, Wisconsin, in 1990 where he served as a Credit Analyst, Commercial Loan Officer, and Assistant Vice President of Business Banking. From 1995-2003, Mr. McFarlane served as Community Bank President at Associated Bank and was responsible for its Fond du Lac office, overseeing market growth from $8 million to $100 million. He was recognized as “Leader in Sales” for the Lakeshore Region of the bank and took the Fond du Lac branch from the bottom to the top production quartile. In 2003, Mr. McFarlane joined Hometown Bank in Fond du Lac where he served as President, Chief Executive Officer, and Chairman of the Board of Directors for the bank and holding company. He also served on the Loan, Asset Liability, and Audit and Compensation Committees. During his tenure, he led the successful acquisition of Farmers Exchange Bank in 2015 and United Community Bank in 2018, resulting in the addition of six new branch locations and over $240 million in assets. Under his leadership as President of Hometown Bank, the organization grew from $189 million to $654 million in assets. Mr. McFarlane is very active in the local community, having served on numerous organizations throughout his career, including most recently, the Fond du Lac Association of Commerce/Envision Greater Fond du Lac. Mr. McFarlane graduated from the University of Wisconsin — Oshkosh with a Bachelor of Business Administration degree. As President of Bank First, he is responsible for the Bank’s retail and business banking operations, in addition to overseeing the Marketing, Human Resources, Credit Administration, and Deposit and Loan Operations functions. He plays a key role in determining the overall strategy of Bank First and ensuring the mission and core values of the organization are upheld while delivering value to the Bank’s employees, customers, shareholders, and communities.

DAVID R. SACHSE

Mr. Sachse is President and Owner of Landmark Consultants, Inc., a consulting, research, and entrepreneurship business formed in 1993. In that role, he has been involved in eight successful entrepreneurial ventures. Additionally, Mr. Sachse serves as minority owner and/ or advisor to five successful ventures in eastern Wisconsin, including Nutrients, Milwaukee Forge, Heresite, DRS Central, and Terra Compactor, where he provides financial and operational counsel to these companies. Mr. Sachse also currently serves as Chairman of the Board of Directors of Landmark Group, Inc. and its wholly-owned subsidiary HTT, Inc., a company that designs and manufactures dies and metal stampings. At HTT, Inc., Mr. Sachse directed a strategic acquisition that resulted in significant growth in sales as well as numerous operational efficiencies and capabilities for the company. Mr. Sachse also served as President of Polar Ware/Stoelting from 2002 – 2012. Under his direction, the company became a leading manufacturer of stainless-steel ice cream machines, cheese processing equipment, and industrial washers and dryers in North America, reporting over $90 million in annual sales. Mr. Sachse led an effort to position Polar Ware/Stoelting for sale, and in 2012, it was acquired by The Vollrath Company. Mr. Sachse currently serves on the Board of Directors for the Sheboygan County Economic Development Corporation and is an active member of the Sheboygan County Economics Club. Mr. Sachse also currently serves on the Board of Directors of Ansay & Associates, LLC, an independent insurance agency in Wisconsin. Mr. Sachse graduated from the University of Wisconsin, Milwaukee in 1977 with a Bachelor of Science in Marketing and Finance. Mr. Sachse became a director of the Company and Bank in June 2010. With his extensive background in financial planning and analysis, internal audit and compliance, and acquisition structuring, Mr. Sachse offers a diverse range of business skills to the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
Directors Continuing in Office
The following is a summary of information with respect to the continuing directors, including the name of each director, his or her experience and qualifications, each of the positions and offices he or she holds with the Company, his or her term of office as a director, and all periods during which he or she has served as a director of the Company.
Directors Whose Terms Expire in 2024
MARY-KAY H. BOURBULAS

Ms. Bourbulas served on the Board of Directors of Partnership Community Bancshares, Inc. from 2013 to 2019, which was acquired by Bank First Corporation, effective July 12, 2019. She is a co-owner, founder and manager of Handen Distillery, a grain to bottle craft distillery located in Cedarburg, Wisconsin. Prior to opening the distillery in 2017, Ms. Bourbulas provided asset-based workout consulting for secured assets and distressed loans from 2006 to 2015. She also has an extensive background in securities management, having begun her career at Stein Roe & Farnham, a former Chicago-based investment advisory firm, in 1985. She then spent fourteen years at Strong Capital Management, where she led the high- yield municipal department and credit team. Ms. Bourbulas holds a bachelor’s degree in Economics from Northwestern University. She became a director of the Company and Bank in July 2019, succeeding Robert Wagner upon his retirement from the Board of Directors. Ms. Bourbulas’ experience in evaluating and managing secured assets and troubled loans, coupled with her tenure in the investment services industry, brings valuable experience to the Bank First’s Board of Directors.

ROBERT D. GREGORSKI

Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi- tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential property. In his role as a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial and multi-family residential properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc, WI. Mr. Gregorski received his Bachelor of Arts Degree from the University of Wisconsin, Madison in 1984 and his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Company and Bank in October 2010. Mr. Gregorski brings to our Board extensive experience and expertise in real estate development. The knowledge garnered throughout his tenure with Gregorski Development, LLC positions him to be a valuable asset in a variety of contexts and committee roles, including analyzing the Bank’s commercial real estate loan portfolio and assisting in site selection and development of new bank branches.

PHILLIP R. MAPLES

Mr. Maples is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over 29 years. He joined Michael Best & Friedrich in 2016 and has an active statewide practice with a focus on wealth planning. He also works frequently with large corporate and agribusiness clients on transactional and structural planning, business succession and with their principals on estate, gift, and income tax issues. Working within his firm’s Wealth Planning practice group he provides counsel on wealth transfer and related tax issues, along with the development and implementation of complex estate plans. He also works within the probate and trust administration areas and in the resolution of business disputes. Having served as a board member for several private companies, Mr. Maples has extensive experience working with and counseling clients on corporate governance and strategic issues. Prior to joining Michael Best & Friedrich in 2016, Mr. Maples spent six years with the management team of a local manufacturer leading their operational and legal departments. He was also a shareholder at the law firm of Whyte Hirschboeck Dudek, S.C. in Manitowoc from 1996 to 2009. Mr. Maples has been active in numerous community and statewide organizations throughout the years. He currently serves on the Board of Directors and Executive Committee of the Museum of Wisconsin Art and is currently the Museum’s President. Mr. Maples received his Bachelor of Arts, with distinction, from the University of Wisconsin, Madison in 1988 and his Juris Doctor degree from the University of Wisconsin Law School in 1992. Mr. Maples brings significant legal knowledge and experience to the Board of Directors, specifically in the areas of estate, wealth, and business succession planning.

PETER J. VAN SISTINE

Mr. Van Sistine is a Global Enterprise Account Executive Vice President at NCR, the leading provider of self-service banking with solutions to help transform banks. His primary concentration is maintaining NCR’s leadership position in both Customer Experience and Customer Journey service offerings. Mr. Van Sistine has more than 40 years of experience in financial technology and services. Prior to NCR, he was the Executive Vice President of Sales at FIS for 27 years, where he was responsible for creating and executing sales and marketing programs to drive new business and client retention metrics in support of organic growth goals, and strategic acquisitions. Prior to his role at FIS, he served as Senior Vice President of Metavante Corporation. He joined Metavante in 1991, as Vice President of Retail Strategy, designing and delivering sales and service technology solutions for financial services companies. Performing in many capacities, he later served as Senior Vice President of Business Development as well as Senior Vice President of Marketing and Sales. Prior to his tenure with Metavante, Mr. Van Sistine served as Vice President of BISYS from 2000 to 2002, where he was responsible for implementing new strategic business direction for all banking solutions as well as technology planning and implementation. In this role, Mr. Van Sistine garnered a strong understanding of major financial technologies, including: CRM, electronic banking, data warehousing, and executive information solutions. He has deep roots in community banking, having served in many capacities while at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. He became a director of the Bank in September 2017 and was elected to the Company’s Board of Directors in 2018. Mr. Van Sistine brings to the Board extensive experience and expertise in the financial technology sector as well as a strategic and visionary approach to leadership.

Directors Whose Terms Expire in 2025
MICHAEL G. ANSAY

Michael G. Ansay is the Chairman and Chief Executive Officer of Ansay & Associates, LLC, a second-generation independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals. In his current role, Mr. Ansay is responsible for developing long-term strategic plans and implementing the mission, vision, and values of the agency to deliver high quality, customer-focused solutions. Under Mr. Ansay’s direction, Ansay & Associates, LLC is one of the fastest- growing companies in Wisconsin and has been recognized as one of the Best and Brightest companies to work for nationwide for two consecutive years (2021 and 2022). Growing from one office to over 20, Ansay & Associates manages the insurance and risk needs of over 12,000 businesses and 35,000 individuals. Mr. Ansay is also a managing member of Ansay Development Corporation and Ansay International. He currently serves on the Board of Directors for each of the Independent Insurance Agency of Wisconsin and the Bruce Krier Charitable Foundation, and is an Advisory Board Member for Dais Technology. Mr. Ansay has also been appointed Honorary Consul of Luxembourg for Wisconsin by Luxembourg’s Ministry of Foreign Affairs. He graduated from Marquette University in 1976 with a Bachelor of Science in Finance. Mr. Ansay became a director of the Company and Bank in February 2010, was appointed Vice-Chairman in February 2012, and served as Chairman of the Board from January 2013 to June 2022. He brings to the Board extensive experience driving growth, crafting and implementing long-term strategic goals, and his proven ability to bring people together and develop a strong team of leaders.

JUDY L. HEUN

Ms. Heun has over 30 years of experience in accounting and finance, currently serving as a Financial Consultant for Kohler Company advising and directing the company leadership regarding financial audit, policy/procedure, and planning and investing. Prior to her current role, she served as Vice President and Controller for Kohler Company’s Kitchen & Bath North America multi-billion dollar international sector. Prior to that role, she served as the Director of Corporate Administrative Accounting for the Kohler Company for over 15 years. She is an accomplished leader with experience in various aspects of finance and operations with a professional skillset in accounting, planning, forecasting, financial reporting, internal controls, and continuous improvement. She is actively involved with the Plymouth community. Ms. Heun currently serves on the finance council for St. John the Baptist church and school, and previously served as finance committee chair for the school board. She has also had active involvement in the Plymouth Soccer Club as a board member, treasurer, and team manager. Ms. Heun graduated from the University of Wisconsin-Milwaukee in 1988 with a Bachelor of Business Administration degree in Finance. She earned her Master’s degree in Business Administration from Marquette University in 1997. Ms. Heun became a director of the Company and Bank in April 2019. She assumed the role of Chair of the Audit Committee in 2022. Ms. Heun brings a demonstrated history of strong financial discipline to the Company, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes.

LAURA E. KOHLER

Laura Kohler is Kohler Company’s Chief Sustainability & DEI Officer and has served on the Kohler Board of Directors since 1999. She oversees the company’s worldwide integration of environmental sustainability, DEI, and social impact efforts into Kohler businesses. In this capacity, she drives Kohler’s progress towards environmental, social, and governance efforts, including Kohler’s path to net zero 2035 and the advocacy and innovation around climate change, access to safe water and sanitation, and water conservation. She also leads Kohler’s advancement and integration of diversity, equity, and inclusion, fostering a culture of innovation and inclusion in all aspects of the Kohler experience. In addition, Laura manages Kohler’s Waste Lab, Innovation for Good, Safe Water for All and Stewardship programs. Starting in 1995, she served as Director — Public Affairs, progressed to Vice President of Communications and then Vice President of Human Resources in 1999, and was promoted to Senior Vice President of Human Resources in 2002 with the addition of Labor Relations and assumed responsibility for Kohler Stewardship in 2015 and Sustainability in 2018, until assuming her most recent appointment in 2023. Laura serves as the Chair for Kohler’s Trusts for Arts and Education, Preservation, and Clean Water. In addition to serving on the Board of Directors for the Company and Kohler, she also serves on Board of Directors of Duke University’s Trinity College of Visitors, the John Michael Kohler Arts Center, the Kohler Foundation, Inc., the African Wildlife Foundation, the National Housing Endowment, Outward Bound USA, and Chair of Outward Bound Safety Committee. Laura earned her bachelor’s degree in political science from Duke University and her master’s degree in fine arts from Catholic University of America. She resides in Kohler, Wisconsin, with her husband Steve. Together they have three daughters. Ms. Kohler’s extensive ESG, DEI, and board leadership experience is invaluable to the Board.

MICHAEL B. MOLEPSKE

Mr. Molepske is currently the Chairman and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. In these roles, he is responsible for providing strategic leadership by working with the Board of Directors and the Senior Management team to establish long-term goals, growth strategies, and processes and procedures for the Company and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, in accordance with the law, and in the best interest of employees, customers, and shareholders. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In 2008 and 2010, respectively, Mr. Molepske was appointed to his current roles as Chief Executive Officer and President of the Company. In June 2022, he became President of the Bank and Chairman of the Board of Directors for each of the Company and Bank. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he was responsible for overseeing the Lakeshore Region’s commercial banking, private banking, credit administration, and treasury management functions. Mr. Molepske currently serves on the Board of Directors for RCS Foundation, Rahr-West Museum Foundation, and is the Chairman of the Officials Committee and member of the Rules and Records Committees for the American Barefoot Club, a division of USA Water Ski and the World Barefoot Council, a division of the International Waterski & Wakeboard Federation. He serves as secretary and member of the Board of Directors of Ansay & Associates, LLC. Mr. Molepske graduated from the University of Wisconsin, Madison with Bachelor of Science degrees in Finance and Management Information Systems. He later earned his Masters of Business Administration from the University of Wisconsin, Milwaukee. Mr. Molepske became a director of the Company and Bank in 2008. He is also a member of the Bank’s Senior Management Team. Our Board believes Mr. Molepske is qualified to serve as a director as Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives. His attention to detail and extensive knowledge of the financial sector enables him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

Retiring Director
The following director is retiring from the Board of Directors after the Annual Meeting.
ROBERT W. HOLMES

Mr. Holmes served as Executive Chairman of the Board of Directors of Tomah Bancshares, Inc., which was acquired by the Company on May 15, 2020. He has over 40 years of experience in the financial services industry, dating back to 1975 when he founded and served as President and CEO of First Insurance Services, Inc. In 1983, First Insurance Services joined Wisconsin Savings Bank and Mr. Holmes was appointed to serve as President and CEO of the combined organization as well as Chairman of the Board of Directors. He led an effort to position First Insurance Services and Wisconsin Savings Bank for sale, and in 1991 the combined organization was acquired by Heritage Mutual Insurance Company in Sheboygan, WI (operating today as Acuity Insurance). Mr. Holmes continued to serve as CEO and Chairman of the Board of Westland Savings Bank and Westland Insurance Services from 1991 to 1998. In 2003, Mr. Holmes founded Timberwood Bank and led the successful acquisition of Acuity Bank in 2007, growing total assets from $22 million to over$100 million. He continued growing the organization over the next 12 years reaching $193 million in total assets. Outside the financial services industry, Mr. Holmes founded and served as a director Advanced Bioenergy, a 250 million gallon ethanol company. He also started numerous real estate-based businesses over the years. Mr. Holmes was also appointed by Governor Thompson to serve on the State Savings and Loan Review Board with the Wisconsin Department of Financial Institutions, and served until 2020. Active in the community, Mr. Holmes served as President and Chairman of the Tomah Memorial Hospital Board. He has served on the Board of Directors of Handi-shop Industries, the Tomah Public Library and the Board of Trustees for the Congregational Church. Mr. Holmes was elected to the Board of Directors of the Company in June of 2020 in conjunction with the merger of Bank First Corporation and Tomah Bancshares, Inc. With his extensive background in the banking industry as well as experience in acquisition structuring, regulatory guidance and strategic and corporate planning, Mr. Holmes was an invaluable asset to the Board during his tenure.

NAMED EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following is a summary of information with respect to the executive officers of the Company who are not directors, including the name of each individual, his or her experience and qualifications, and the details of the position he or she holds with the Company. There are no arrangements or understandings between any of the executive officers and any other person pursuant to which he or she was selected as an executive officer. No executive officer has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

KEVIN M. LEMAHIEU

Mr. LeMahieu, age 51, joined the Company and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance and reporting functions. Mr. LeMahieu brings to the Company significant financial expertise, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in a variety of industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served in the capacities of Assurance Services Senior Manager and Director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on engagements for clients, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin University with a Bachelor of Science degree in Accountancy. He currently is a member of the Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is currently licensed in Wisconsin.

JOAN A. WOLDT

Ms. Woldt, age 55, joined the Company and Bank in 2010 as Regional President. Today, she serves as Executive Vice President and Chief Operating Officer. Woldt was hired alongside a team of bankers to establish a new Fox Valley Region for Bank First. She was first responsible for the Oshkosh market, then Appleton, and eventually oversaw the Green Bay and Waupaca markets. Woldt brings a culture and focus on the Bank’s customer experience, understanding the importance of attracting, retaining, and developing strong bankers in its markets. In her role as Chief Operating Officer, her responsibilities center on Bank-wide regional reporting, which includes commercial and retail functions as well as frontline training. Prior to joining Bank First, Woldt served Associated Bank for 16 years, ending her tenure as Commercial Banking Group Leader in the Fox Valley and Fond du Lac markets. She also managed Associated Bank’s Private Banking services, was a commercial banking sales trainer and was asked to participate in various corporate team initiatives. Woldt earned her bachelor’s degree from the University of Wisconsin, Green Bay with an emphasis in finance. She is currently attending the Stonier Graduate School of Banking program. Active in the community, Woldt serves on the Oshkosh Area Chamber Board of Directors as President, serves on the Greater Oshkosh Economic Development Corporation Board of Directors, on the University of Wisconsin, Green Bay Alumni Foundation Board of Directors, and is a longtime member of the Fox Cities Performing Arts Center Finance Committee. In the past, she served on the Board of Directors and as President of the Oshkosh Community YMCA and served on the Board of Directors of the Fox Cities Chamber of Commerce.

JASON V. KREPLINE

Mr. Krepline, age 47, joined the Company and Bank in 2005 as Vice President of Business banking. Soon thereafter, he was promoted to Regional President and Senior Loan Officer, where he was responsible for establishing the Bank’s footprint in Sheboygan while ensuring Bank First’s lending portfolio remained in line with its culture of superior credit quality. Since establishing the Sheboygan office in 2008, Bank First has seen exponential growth in that market under the leadership of Krepline, growing from $61 million in total deposits to $326 million and from $142 million in total loans to $454 million as of December 2021. Today, Krepline serves Bank First as Chief Lending Officer, where he is responsible for overseeing the Bank’s Sheboygan County and West Regions in addition to providing leadership on Bank credit decisions. He also serves as Chair of Bank First’s Board Loan Committee. Prior to his tenure with Bank First, Krepline served Associated Bank for seven years in the positions of Credit Analyst, Business Banking Officer, and Vice President of Business Banking, where he was responsible for developing new and enhancing existing business banking relationships in the Sheboygan market. Krepline holds a Master of Business Administration degree, with an emphasis in finance, from Concordia University. He earned his bachelor degree in finance and economics from the University of Wisconsin, Eau Claire.

Officers of the Board of Directors (2023)
Chairman: Michael B. Molepske
Chief Executive Officer: Michael B. Molepske
Chief Financial Officer: Kevin M. LeMahieu
President: Timothy J. McFarlane
Chief Legal Counsel: Kelly M. Dvorak
During the previous 10 years, no director, person nominated to become a director, or executive officer of the Company was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.

CORPORATE GOVERNANCE
Overview
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. We understand that corporate governance practices change and evolve over time, and we seek to adopt and use practices that we believe will be of value to our shareholders and will positively aid in the governance of the Company. We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when required or when our Board of Directors determines that it would benefit us and our shareholders.
Board Leadership Structure
The Company is committed to strong Board leadership. Our governance framework provides the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’ shareholders. In accordance with the Company’s bylaws, our Board of Directors elects our Chairman and Chief Executive Officer, and both of these positions may be held by the same person or may be held by two persons. Currently, the roles of Chairman of the Board and Chief Executive Officer are both held by Michael B. Molepske. Since one individual serves as both our Chairman and Chief Executive Officer, the Board also nominated David R. Sachse as the Company’s Lead Independent Director. The Board currently believes that the combination of these two roles provides more consistent communication and coordination throughout the organization, which results in a more effective and efficient implementation of corporate strategy and is important in unifying the Company’s strategy behind a single vision.
The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings in consultation with the Lead Independent Director and providing information to Board members in advance of meetings and between meetings. The Lead Independent Director is responsible for:
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Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;

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Calling meetings of the independent and non-management directors, as needed;

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Ensuring Board leadership in times of crisis;

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Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;

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Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;

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Chairing Board meetings when the Chairman of the Board is not in attendance;

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Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board;

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Working with the Chairman of the Board to ensure the conduct of Board meetings provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

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Performing such other duties as may be requested from time-to-time by the Board, the independent directors or the Chairman of the Board; and

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Being available, upon request, for consultation and direct communication with major shareholders.

After careful consideration, the Board has determined the Company’s current Board structure is the most appropriate leadership structure for the Company and its shareholders at this time. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Company’s goals.

Role of Board in the Oversight of Risk
The Board has ultimate authority and responsibility for overseeing our risk management. The Board monitors, reviews and reacts to material enterprise risks identified by management. The Board receives specific reports from management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business line leaders. Board committees have responsibility for risk oversight in specific areas. The Audit Committee oversees financial, accounting and internal control risk management policies, and also oversees the risk and compliance programs, adherence to management policies and procedures, compliance with regulatory requirements and information technology strategies and activities. The Compensation Committee assesses and monitors risks in our compensation program. The Governance and Nominating Committee oversees the nomination process and evaluation of the Board and is responsible for overseeing our corporate governance principles. The Enterprise Risk Management Committee is primarily responsible for management of risk across the Company consistent with the Company’s strategic goals and objectives, risk culture, and risk appetite. The Asset and Liability Management Committee monitors our interest rate risk, with the goal of structuring our asset- liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital.
Cybersecurity and Information Security Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and Senior Management team each receive regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Governance and Nominating Committee also annually reviews and approves all Company policies related to information technology and security.
Board Self-Evaluation
The Board undertakes an evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The evaluations are reviewed by the Governance and Nominating Committee, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed. In 2022, each committee of the Board also engaged in a self- assessment, which evaluated each committee’s performance and identified areas of improvement.
Director Independence
The Board has evaluated the independence of its directors in accordance with the NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our corporate governance guidelines and principles and the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Ms. Bourbulas, Mr. Gregorski, Ms. Heun, Mr. Holmes, Mr. Johnson, Ms. Kohler, Mr. Maples, Mr. Sachse and Mr. Van Sistine do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. The Board has determined that Mr. Ansay, Mr. McFarlane and Mr. Molepske do have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is not independent as the term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. Mr. McFarlane and Mr. Molepske are not independent because they are executive officers of the Company and of the Bank. Mr. Ansay is not independent because he is the Chief Executive Officer of Ansay & Associates, LLC, an affiliate of the Bank. The Board has further determined that each director who serves on the Audit, Compensation, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ rules and applicable rules and regulations of the SEC. Upon the retirement of Robert W. Holmes, the Board will contain eight (8) independent directors and three (3) non-independent directors.
Director qualifications
We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, financial literacy, and experience in the context of the Company’s needs and those of our Board of Directors. Our Board of Directors’ priority in selecting board members is the identification of individuals who will further the interests of our shareholders through their record of professional and personal experiences and expertise relevant to our growth strategy.
Board Diversity
The Company highly values diversity on its Board of Directors. We aim to ensure that the composition of the Board reflects diversity of race, gender, age, geography, education, and work experience. We believe that a diverse board translates to more effective strategic planning, critical decision making, and creative problem solving, all resulting in a better return for our shareholders. We are actively working to increase the diversity of our Board, including the number of women and ethnic minorities on the Board. The following matrix depicts the diversity of the Board as of April 21, 2023.
Board Diversity Matrix as of April 21, 2023
Total Number of Directors	11
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of directors based on gender identity	9	3	0	0
Number of directors who identify any of the categories below:
African American or Black	0	0
Alaskan Native or American Indian	0	0
Asian	0	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	8	3
Two or More Races or Ethnicities	0	0
LGBTQ+	0
Undisclosed	0
Environmental, Social and Governance (ESG) Initiatives
Bank First Corporation is committed to operating our business responsibly, and believes our business, shareholders, communities, and employees benefit from our commitment to environmental, social, and governance (“ESG”) best practices.

Environmental
Bank First takes pride in its initiatives to reduce our environmental footprint. We have committed significant resources to reducing our carbon footprint in all our branches by using energy-efficient building practices in our newly constructed branches, and by remodeling our existing branches to increase energy efficiency. We consistently use low-E energy efficient windows, LED lighting, state of the art air filtration systems, high efficiency HVAC systems, recycled building materials, office furniture made from recycled materials, and low-flow bathroom fixtures to conserve water. Our operations are also largely paperless, reducing our reliance on trees and paper products. We maximize natural daylight in our new buildings, boosting employee wellness and reducing our reliance on electricity. When possible, we also link our buildings to bike paths and sidewalks, which benefits both our employees and the community. We also have a passionate team of employees on our Sustainability Committee, a group whose mission is to create solutions and implement procedures that are environmentally friendly. Since forming the committee, we have taken a number of actions to reduce our footprint, some of which include:
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Using recycled facility products and donating furniture and other supplies when remodeling or constructing new offices.

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Updating our lighting systems to automatically turn off lights when not in use.

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Defaulting the printers to print from one-sided to two-sided.

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Reducing paper consumption by utilizing iPads for meeting materials. The Bank assisted employees in this initiative by reimbursing individuals 50% of the cost of a new iPad.

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Rewarding customers for using e-statements versus paper statements.

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Installing water units in the branches and providing a new eco-friendly water bottle to each employee to reduce bottled water consumption.

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Providing shredding days for our customers.

Social
“Bank First is a relationship-based bank focused on providing innovative solutions that are value driven to the communities we serve.” This is the promise that we make to our employees, customers, communities, and shareholders. An integral part of this promise is community involvement. Our employees take great pride in serving our communities through volunteering, charitable contributions, education scholarships, and community development initiatives. In 2022, Bank First employees volunteered over 8,409 hours to our surrounding communities.
Our culture emphasizes our long-standing dedication to being respectful to others and having a workforce that is representative of the communities we serve. Diversity and inclusion are fundamental to our culture. We believe in attracting, retaining and promoting quality talent and recognize that diversity makes us stronger. Our talent acquisition team partners with hiring managers in sourcing and presenting a diverse slate of qualified candidates to strengthen our organization.
As of December 31, 2022, 78% of our employees were women and 6% of our employees were people of color. On an executive level, at December 31, 2022, 50% of our executive leadership team were women and 10% of our executive leadership team were people of color. We continue to work on improving representation of women and people of color in senior leadership roles.
We believe our employees are our greatest asset and that our future success depends on our ability to attract, retain and develop employees. It is the mission of Bank First to help employees grow both personally and within their role by creating employee-centric development plans and giving people the autonomy to succeed while holding them accountable to deliver results. Development plans are focused on career growth, personal development, training, mentoring, and community involvement. Employees are encouraged to further enhance their skills and seek additional training if desired. Bank First also promotes leadership training for its staff, in addition to providing tuition reimbursement for those looking to further their education.

We believe Bank First’s development plan process does a great job identifying employee strengths and determining where their skills and expertise can be best applied within the organization. Each year, employees are required to complete a thorough self-evaluation where they can address any issues or concerns they have with the position they are currently in. After self-evaluations are completed, a formal review is scheduled between supervisor and subordinate. Employees are encouraged to always raise their hand and let their supervisor know if there is a role in which they would be better suited. Employees can address these concerns at any time throughout the year — not just at review time. In addition, we have a strong internal hiring process. The Bank will always post an open position internally first to provide employees an opportunity to take on a new role or develop themselves within a different department of the bank.
We help cultivate employees’ talent by providing internal mentoring as well as paying for further education and training opportunities that are most relevant to their career goals. Our Chief Executive Officer truly believes in celebrating the success of our employees, whether they find success within the organization or in a role outside the organization that utilizes their talents and helps them grow. We take pride in our current and former employees’ success and will provide the resources to help people grow whether their long term plans are to stay with the organization or leave for a role more appropriate to their goals.
As part of our effort to attract and retain employees, we offer a broad range of benefits, including health, dental and vision insurance, life and disability insurance, cell phone and health club reimbursement, an employee assistance program, educational tuition reimbursement, annual clothing allowance, an employee referral program, 401(k) retirement plan, profit sharing, a flex spending cafeteria plan, and generous paid time off. We believe our compensation package and benefits are competitive with others in the industry. Bank First is a 6-time award winner of the “Best Banks to Work For” by American Banker.
The Bank is subject to the Community Reinvestment Act (the “CRA”), under which the appropriate federal banking agency periodically assesses the Bank’s record in meeting the credit needs of the communities it serves, including low and moderate income neighborhoods. The Bank had a rating of  “Satisfactory” in its most recent CRA evaluation. The Bank has a designated CRA officer that monitors the Bank’s compliance under this act.
Governance
We believe that strong corporate governance and decision making are the foundation of operating responsibly and necessary for creating long-term shareholder value. Our directors are required to complete training on safety and soundness, bank management, and bank regulation on an annual basis, and receive regular training on identity theft, cybersecurity, the Bank Secrecy Act, fair lending, unfair and deceptive trade practices, and Regulation O throughout the year from our Compliance team. Our Governance and Nominating Committee also reviews the Bank’s entire portfolio of policies in detail every year, to ensure that the policies are accurate and that the Bank is in compliance with policy requirements.
Code of Business Conduct and Ethics
The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website, www.bankfirst.com, under the Shareholder Services tab. All directors, officers, and employees of the Company are also subject to our Insider Trading Policy, governing trading of the Company’s securities. This policy can also be found under the Shareholder Services tab of the Bank’s website.
COMMITTEES OF THE BOARD OF DIRECTORS
The Company has standing Audit, Compensation, Executive, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors, which are reviewed annually. You may review each of these charters under “Corporate Profile — Governance Documents” on the Shareholder Services section of the Bank’s website at www.bankfirst.com.

Meeting Attendance
The Board of Directors holds regularly scheduled quarterly meetings for the Company Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets on a quarterly basis. The Compensation Committee and Executive Committee meet at least twice yearly. The Governance and Nominating Committee meets approximately on a monthly basis.
In 2022, the Board of Directors of the Company held seven (7) meetings, and the Board of Directors of the Bank held twelve (12) meetings. All incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all of the incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders. We expect, but do not require, directors to attend the Annual Meeting.
Board Committee Composition
		Director Since
Name	Age		Independent	AC	CC	GN	EC
Michael G. Ansay	68	2010	No
Mary-Kay H. Bourbulas	58	2019	Yes
Robert D. Gregorski	60	2010	Yes
Judy L. Heun	56	2019	Yes
Robert W. Holmes	74	2020	Yes
Stephen E. Johnson	66	2020	Yes
Laura E. Kohler	60	2022	Yes
Phillip R. Maples	56	2021	Yes
Timothy J. McFarlane	56	NEW	No
Michael B. Molepske	61	2009	No
David R. Sachse	68	2010	Yes
Peter J. Van Sistine	65	2018	Yes

AC: Audit Committee
CC: Compensation Committee
GN: Governance & Nominating Committee EC: Executive Committee
: Chair
: Member
All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Company’s financial statements; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and other financial matters. Among other things, the Audit Committee has the authority to:
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retain, evaluate and, as necessary, terminate the Company’s independent auditors;*

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review and approve the scope of the annual internal and external audits;

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review and pre-approve the engagement of our independent auditors to perform non- audit services and the related fees;*

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meet independently with our internal auditors, independent auditors, and Senior Management;

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review the integrity of our financial reporting process;

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review our financial statements and disclosures; and

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review disclosures from our independent auditors regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

*
Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance from, and receive appropriate funding from the Company for, independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.
In 2022, our Audit Committee was comprised of Judy L. Heun, Stephen E. Johnson and Phillip R. Maples (as of June 13, 2022). Each of the members of the Audit Committee met the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2022, the Audit Committee held four (4) meetings.
Judy L. Heun served as the Chair of the Audit Committee in 2022. She was designated as the Committee’s financial expert as defined under the SEC rules, and possessed financial sophistication as defined under the rules of NASDAQ, based on her extensive experience with financial reporting and analysis. In addition, the Board believes that each member has sufficient knowledge and experience of financial and auditing matters to serve on the Audit Committee.
Compensation Committee
The Compensation Committee is primarily responsible for administering the Company’s compensation program. Consequently, the Compensation Committee approves all elements of the compensation program including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:
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overseeing the Company’s compensation philosophy, compensation programs and retirement programs, including making recommendations and proposals concerning employee benefits;

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ensuring that a compensation market analysis is completed for the directors and members of Senior Management by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

•
retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

•
overseeing the Company’s regulatory and legal compliance with respect to compensation plans;

•
determining, or recommending to the Board for determination, the compensation of non-employee directors;

•
approving the recommended salaries, bonuses and long-term incentive compensation for Senior Management;

•
approving the recommended salary, bonus, long-term compensation, and other compensation for the Chief Executive Officer and President; and

•
approving the corporate goals and metrics, profit sharing contribution, retirement plan match, overall salary compensation and overall bonus compensation, for all Company employees on an annual basis.

The Committee grants sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not members of Senior Management to the Chief Executive Officer. The Committee also has the authority, in its sole discretion, to select, retain and terminate (and obtain the advice of) any compensation adviser, including but not limited to compensation consultants and outside legal counsel, as necessary to assist with the execution of its duties and responsibilities as set forth in the committee charter, but only after taking into consideration all factors relevant to the advisor’s independence from management. In 2022, our Compensation Committee was comprised of Donald R. Brisch (retired in June 2022), Robert D. Gregorski, Laura E. Kohler (as of June 13, 2022), David R. Sachse, and Peter J. Van Sistine. Each of the members of the Compensation Committee met the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2022, the Compensation Committee held four (4) meetings. Peter J. Van Sistine served as Chair of the Compensation Committee upon Mr. Brisch’s retirement in June, 2022.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an officer or employee of the Company or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties, or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Executive Committee
The Executive Committee is a forum for discussion of matters of policy, practice, and long- term planning. The Committee consists of non-employee directors and can be called at the request of any two members, but at least twice annually. In 2022, our Executive Committee was comprised of Mary-Kay H. Bourbulas, Donald R. Brisch (retired in June 2022), Robert D. Gregorski, Judy L. Heun, Robert W. Holmes, Laura E. Kohler (as of June 13, 2022), Stephen E. Johnson, Phillip R. Maples, David R. Sachse, and Peter J. Van Sistine. Each of the members of the Executive Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2022, the Executive Committee held four (4) meetings. David R. Sachse served as Lead Independent Director and Chair of the Executive Committee as of June 13, 2022.
Governance and Nominating Committee
The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. To be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Company and the Bank, including reviewing the Company’s Bylaws, reviewing the appropriateness and scope of all Company and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:
•
making recommendations to the Board regarding the size and composition of the Board;

•
establishing and recommending to the Board criteria for the selection of new directors;

•
identifying and recruiting Board candidates, consistent with criteria approved by the Board;

•
recommending to the Board candidates for Board membership;

•
selecting the director nominee(s) for the next Annual Meeting;

•
determining the appropriate committee structure of the Board;

•
reviewing all Company and Bank policies requiring Board approval on an annual basis;

•
making recommendations to the Board concerning policy changes;

•
conducting the formal performance evaluation of the Chief Executive Officer of the Company and Bank;

•
overseeing the evaluation of the Board members;

•
overseeing the corporate governance of the Company and the Bank;

•
reviewing the Bylaws of the Company and the Bank as necessary; and

•
ensuring complete and accurate reporting to the SEC and other regulatory bodies as required by law.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Company’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder nominees that comply with the Bylaws will receive the same consideration that nominees from other sources receive. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. For more information, please see “Submission of Shareholder Proposals and Shareholder Communications” on page 45.
When considering and evaluating nominees, the Committee will consider the following factors:
•
Professional experience and core competencies

•
Knowledge of the banking and finance industry

•
Personal, professional, and financial integrity

•
Ability and willingness to attend Board and committee meetings and actively participate therein

•
Other board memberships

•
Community involvement

•
Any potential conflicts of interest and/or affiliate relationships

•
Diversity in race, ethnicity, gender, and age

•
Diversity in geography, professional experience, and industry

In 2022, our Governance and Nominating Committee was comprised of Mary-Kay H. Bourbulas, Donald R. Brisch (retired in June 2022), and Phillip R. Maples. Each member of the Governance and Nominating Committee met the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2022, the Governance and Nominating Committee held eleven (11) meetings.

DIRECTOR COMPENSATION
The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with shareholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.
The Compensation Committee reviews the compensation paid to non-employee directors. Our objective for compensation of our directors is to pay at or near the 50th percentile of our peer group with direct compensation. Direct compensation includes annual retainer fees and long-term stock grants (equity ownership). Since the directors of the Company are representing the shareholders, we feel these directors should also be shareholders of the Company. Including equity as part of the annual director compensation package increases the share ownership of directors and increases their stake in the Company.
All directors and executive officers are subject to a share ownership requirement. Upon initial election to the Board, all directors must own a minimum of 2,000 Bank First Corporation shares. Between initial election to the Board and the fifth anniversary thereof, all directors must own a minimum of five times (5x) the director’s annual stock award. The Chief Executive Officer and President must own a minimum of 5,000 shares upon accepting the role of Chief Executive Officer or President, and must increase their ownership to at least two and one- half times (2.5x) the CEO or President’s base salary by their fifth anniversary. Members of Senior Management, including Named Executive Officers, must own a minimum of 1,000 shares of Bank First Corporation stock initially, and a minimum of one and one-half times (1.5x) his or her base salary in Bank First Corporation stock within five years. All of our directors and members of Senior Management have complied with our stock ownership policy in the fiscal year 2022.
The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis and makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. Every three years, or under special request, a compensation analysis is completed by a third-party independent consultant, specializing in executive and board compensation. The Committee retained Blanchard Consulting Group (“BCG”) to conduct a comprehensive Board of Director compensation study in 2021, which provided us with director compensation data from our peer group and survey data sources. The BCG evaluation found that the Company’s director compensation for the average director and all directors in aggregate was between the 25th percentile and median (50th percentile) values of our peer group. Based on this assessment and the Committee’s review of the information, it was determined that director compensation be adjusted in 2022 to better reflect the Company’s desired market positioning. As such, the annual stock award was moved from a value of  $45,000 to a value of  $55,000 for 2022.
Below, we summarize the 2022 director fees paid to our non-employee directors. Mr. Molepske and Mr. McFarlane do not, and Mr. Dempsey did not, receive additional compensation for serving as directors.
Compensation Structure for Non-Employee Directors (2022)
Base annual retainer	$10,000
Annual stock award	$55,000
Annual Board Chair fee	$25,000
Annual Audit Committee Chair fee	$7,500
nnual Compensation and Retirement Committee Chair fee	$5,000
Annual Governance and Nominating Committee Chair fee	$7,500
Annual Lead Independent Director fee	$5,000

Fiscal Year 2022 Non-Employee Director Compensation
Director	Fees (a)($)	Other Cash Paid ($)	Shares Granted in 2022 (b)(#)	Shares Vested in 2022 (c)(#)	Dividends (d)($)	Value of Granted Shares (e)($)	Value of Vested Shares (f)($)	Total Compensation ($)
Michael G. Ansay	10,000	0	646	634	585	55,000	44,209	54,794
Mary-Kay H. Bourbulas	17,500	0	646	634	585	55,000	44,209	62,294
Donald R. Brisch(g)	0	0	646	634	585	55,000	44,209	44,794
Robert D. Gregorski	10,000	0	646	634	585	55,000	44,209	54,794
Judy L. Heun	17,500	0	646	634	585	55,000	44,209	62,294
Robert W. Holmes	10,000	110,000(h)	646	634	585	55,000	44,209	164,794
Stephen E. Johnson	10,000	0	646	634	585	55,000	44,209	54,794
Laura E. Kohler	10,000	0	0	0	0	0	0	10,000
Phillip R. Maples	10,000	0	646	0	446	55,000	0	10,446
David R. Sachse	15,000	0	646	634	585	55,000	44,209	59,794
Peter J. Van Sistine	15,000	0	646	634	585	55,000	44,209	54,794
(a) On March 1, 2022 the directors received an annual retainer fee based on their board position and chair roles, if applicable. Ms. Kohler joined the board on June 13, 2022 and received the annual retainer at that time.
(b) On March 1, 2022, the Company granted restricted stock for 2021 board service to its non-employee directors pursuant to the Company’s 2020 Equity Plan (“Equity Plan”). Each director received 646 shares of restricted stock at a fair market value price of  $69.73 per share. These restricted shares vest on the one-year anniversary of the grant. Stock award values are computed pursuant to the Equity Plan and based on the targeted value as determined by the Compensation Committee annually.
(c) On March 1, 2022, the restricted stock awards that were granted to non-employee directors in 2021 vested.
(d) Reflects dividends paid on unvested stock awards in 2022.
(e) Reflects the fair value of the restricted stock awards granted on March 1, 2022, which is based on the fair market value of a share of Company stock on the grant date, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. This value is not included in the calculation of Total Compensation until vesting.
(f) Reflects the value of the restricted stock awards that vested on March 1, 2022, based on a fair market value price of  $69.73 per share.
(g) Mr. Brisch retired from the Board of Directors in 2022 and therefore did not earn any fees.
(h) Mr. Holmes received his third and final payment pursuant to the September 1, 2020 Consulting Agreement between Mr. Holmes and Bank First, whereby Mr. Holmes, as former Chairman of the Board of Tomah Bancshares, Inc. and Timberwood Bank, agreed to provide ongoing consulting services to the Company related to the transition of Timberwood Bank customers, employees, vendors, communities, and other impacted parties to the Company as a result of the merger of the Company with Tomah Bancshares, Inc. on May 15, 2020.
Non-Qualified Deferred Compensation for Directors and Executive Officers
The Bank’s deferred compensation plan terminated in 2019 and all balances were paid out in 2020. Please reference our prior year proxies for more information.

NAMED EXECUTIVE OFFICER COMPENSATION OVERVIEW
The Compensation Committee prepared this Named Executive Officer Compensation Overview to provide information we believe will be helpful to understand our executive compensation program and decisions as they relate to 2022 compensation for our Chief Executive Officer, Chief Financial Officer, and other named executive officers (“NEOs”) as disclosed in the Summary Compensation Table.
Executive Compensation Components
We compensate our NEOs through a mix of:
•
base salary;

•
performance-based annual cash incentives;

•
performance-based long-term equity incentive compensation (awarded in the form of restricted stock with a three-year ratable vesting period); and

•
other benefits and perquisites.

We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive compared to our peers, appropriately reflects the Bank’s performance, and rewards our NEOs for their performance.
Executive Compensation Philosophy
The Company’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practices while varying awards to recognize Company and individual performance. Our goal is to pay at or near the 50th percentile of our peers for salaries, cash compensation (salary plus bonus), and direct compensation (cash compensation plus a three year average of equity grants) at targeted (expected) levels of performance. Our compensation program is designed to be performance-based, where the opportunity to earn higher compensation (via our annual cash and long-term incentive plans) is provided if performance warrants. The objective is to provide competitive pay for achieving performance goals consistent with the Company’s business objectives and its performance compared to the performance of other financial institutions. The Company’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.
Compensation Program Best Practices
Below, we summarize our executive compensation program’s best practices.
What We Do	What We Don’t Do
Pay for Performance: We only pay between target and maximum level incentive payouts when performance expectations are exceeded.	No Excessive Perquisites: We do not provide our NEOs with perquisites not also offered to other similarly-situated employees.
Multi-Year Vesting: Multi-year vesting of restricted stock awards helps attract and retain key officers and creates ownership.	No Short Sales or Hedging: Our insider trading policy prohibits the short sale and hedging of Company stock.
Independent Compensation Consultant: We retain an independent compensation consultant at least every three years to ensure that our compensation plans are competitive.
No Single-Trigger Change in Control Provisions: Our change in control agreements require both a change in control of the Company and a subsequent termination for an NEO to qualify for a change in control payment.

Require Stock Ownership: Our NEOs and directors are required to own Company stock to encourage alignment with shareholder interests.	No Tax Gross-Ups: We do not provide our NEOs with tax gross-ups in our compensation plans.

What We Do	What We Don’t Do
Metrics and Triggers: We ensure that credit quality and regulatory standing metrics and triggers are met before any bonuses are paid.	No Discretionary Bonuses: No discretionary bonuses are paid to NEOs outside the approved compensation program and schedule.
Material Components of our Compensation Program
Below, we summarize each component and the corresponding rationale of our executive compensation elements:
Compensation Program Component	Rationale
Peer Group/ Industry Surveys
A comparator peer group of public banks with similar financial performance as ours is utilized as one method to assess our executive and board compensation packages. The peer group allows us to compare both our executive and board compensation programs to competitive market practices. Additionally, we utilize banking industry specific survey data to supplement our peer group assessment of executive and board of director pay.

Base Salary
While the Bank takes into consideration other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent. In order to reward and retain its top talent, the Bank’s philosophy is for base salaries to approximate the 50th percentile of its top performing bank peers when the executive is satisfactorily performing all of the necessary duties required of their position.

Annual Cash Incentive Plan
The Bank’s annual performance-based bonus program is based on the Bank’s and the executive’s prior year performance. Bonuses are calculated as a percentage of salary, with payout opportunity levels established at target and maximum percentages. The program requires the NEO to meet or exceed annual performance targets, such as return on assets, assets per full-time equivalent employees (“FTE”), and earnings per share, as determined and approved by the Compensation Committee each year. Established “trigger” criteria that focus on credit quality and regulatory standing must be met before any bonuses are paid. The payout opportunity levels are determined and approved by the Compensation Committee.

Long-Term Incentive Plan
The purpose of the Long-Term Incentive/Equity Plan is to provide financial incentives for selected employees of the Company, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Company’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and maintain ownership of Company stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of peers. The Company provides long-term incentives in the form of restricted common stock, with a three-year ratable vesting schedule, to encourage retention and ownership.

Compensation Program Component	Rationale
Other Benefits and Perquisites
Generally, our NEOs participate in the same benefit plans designed for all of our full-time employees. We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives.

Peer Group
Our current peer group consists of the below nineteen banks. The peer group was selected based on national, publicly-traded banks (excluding the coasts) and 2020 year-end asset size. Additionally, we selected financial performance criteria of ROAA greater than or equal to 1.00% as of 2020 year-end, and three-year total return at the time the peer group was compiled of greater than or equal to 10.0%. We also excluded OTC exchange traded banks. The peer group was utilized as part of the Blanchard Consulting Group executive and board compensation reviews conducted in 2021 and was developed by Blanchard Consulting Group with input from the Company. At the time the peer group was compiled, the peer banks were between $2 billion and $6 billion in asset size. As of December 31, 2022, the Company’s assets were approximately $3.7 billion.
Peer Group
Alerus Financial Corporation	HBT Financial, Inc.	Southern Missouri Bancorp, Inc.
Bridgewater Bancshares, Inc.	Lakeland Financial Corporation	Spirit of Texas Bancshares, Inc.
City Holding Company	MVB Financial Corp.	Stock Yards Bancorp, Inc.
First Mid Bancshares, Inc.	Nicolet Bankshares, Inc.	Triumph Bancorp, Inc.
German American Bancorp, Inc.	Red River Bancshares, Inc.	Waterstone Financial, Inc.
Guaranty Bancshares, Inc.	South Plains Financial, Inc.	West Bancorporation, Inc.
2021 Executive Compensation Assessment
As discussed under “Role of Independent Compensation Consultants,” the Company engaged Blanchard Consulting Group in 2021 to conduct executive and board of director compensation reviews. This assessment found that overall, the Company’s executive pay levels were generally within a market competitive range (defined as +/- 15% of peer group median) on salaries, cash compensation (salary + bonus), and direct compensation (cash compensation + three-year average of equity grants). The assessment also found that the Company’s award opportunity levels under the short and long-term incentive plans are competitive compared to our peer group and industry practices. The Compensation Committee and executive management utilized this report to assist with executive pay decisions during 2021 but did not exclusively rely upon them.
Base Salary
The base salaries of our NEOs have been historically reviewed and set annually by the Board, working with our Compensation Committee. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources including banking industry surveys and the information provided by our independent compensation consultant, which included peer group and banking industry survey information. In order to reward and retain its top talent, the Bank’s philosophy is for base salaries to approximate the 50th percentile of its top performing bank peers. In addition to considering the information obtained from external market data sources, the Compensation Committee has also considered each NEO’s:

•
scope of responsibility,

•
years of experience,

•
demonstrated leadership,

•
our overall financial performance, and

•
each executive’s individual performance and contributions to our overall Company performance.

After reviewing the factors as described above, we determined modest 2022 salary increases were appropriate for our NEOs. Below, we detail the salary increases from 2021 to 2022:
Name	Position	2022 Salary	2021 Salary	% Increase
Michael B. Molepske	Chief Executive Officer	$581,521	$565,032	3.0%
Michael P. Dempsey	Former President	$164,206	$355,656	3.0%
Kevin M. LeMahieu	Chief Financial Officer	$307,500	$278,531	10.4%
Joan A. Woldt	Chief Operating Officer	$328,000	$294,470	11.3%
Jason V. Krepline	Chief Lending Officer	$283,669	$275,625	3.0%

(1)
Mr. Dempsey retired effective June 13, 2022.

Annual Cash Incentive Plan
We pay annual cash incentive/bonus awards to our NEOs, if performance warrants such awards. Annual incentive awards/bonuses are intended to recognize and reward NEOs who contribute significantly to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon annually established formulas and specific performance measures.
In 2022, the Company used a performance-based cash incentive plan designed to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The Plan is designed to achieve the following goals and objectives:
•
Recognize and reward achievement of the Bank’s annual goals critical to driving our long-term strategy.

•
Motivate and reward superior performance.

•
Attract and retain talent needed for the Bank’s success.

•
Be competitive with market.

•
Encourage teamwork and collaboration through shared goals.

•
Ensure incentives support sound risk management practices.

2022 Annual Cash Incentive Plan — Earning Opportunities
Below, we detail the 2022 earning opportunities as a percent of salary for the NEOs under the performance-based Annual Cash Incentive Plan. The earning opportunities remained unchanged from 2021. As mentioned previously, the 2021 independent compensation consulting assessment found that the Company’s award opportunity levels under both our short and long-term incentive plans were overall competitive versus our peer group and industry practices.

Name	Position	2022 Actual Cash Incentive (as a % of Salary) (a)	2022 Annual Incentive Plan Earning Opportunity (as a % of Salary)
			Target	Maximum
Michael B. Molepske	Chief Executive Officer	60%	40%	60%
Michael P. Dempsey(b)	Former President	45%	30%	45%
Kevin M. LeMahieu	Chief Financial Officer	45%	30%	45%
Joan A. Woldt	Chief Operating Officer	45%	30%	45%
Jason V. Krepline	Chief Lending Officer	45%	30%	45%
(a) Bank First’s annual compensation cycle begins on March 15 of each year. The 2022 Actual Cash Incentive as a Percentage of Salary is calculated based on actual salaries earned during the year, which includes the NEOs’ 2021 salary paid from January 1 — March 15, 2021 and their new 2022 salary paid from March 16 —  December 31, 2022. For purposes of the table above, we illustrate the actual award as a percent of salary using the award earned in relation to the target and maximum award earning potential as a percent of salary.
(b) Mr. Dempsey retired effective June 13, 2022. He did not receive a pro-rated bonus for 2022 performance.
2022 Annual Cash Incentive Plan — Metric Performance Calculation and Actual Performance Results
The annual cash incentive plan is based on the achievement of specific performance measures. For each goal, the Bank sets target and maximum criteria and links them to payout levels. The Bank uses a proportional approach to determine the incentive payouts when performance goal results are between target and maximum. If performance is below a threshold level, then no payment is made for the applicable goal.
The 2022 annual cash incentive plan was based on the achievement of the goals as detailed in the tables below. Each goal is assigned a target and maximum level of achievement with a corresponding payout. The Compensation Committee designed the target levels of achievement to be challenging yet reasonably attainable, with maximum awards set at an extremely difficult level of achievement. Levels of achievement for each goal were assessed using a combination of budget, historical performance, peer group performance, and the Company’s forecasted 2022 performance. Triggers and metrics for the year are determined in the first quarter. Each of the three goals are equal in weight as the Committee believes each goal requires similar focus and is essential in achieving our performance objectives.
Applies to: Chief Executive Officer & Chief Financial Officer
2022 Annual Incentive Plan Goal	Goal Weighting	Threshold	Target	Maximum	2022 Actual Performance
Assets Per FTE	33%	$9,000,000	$10,000,000	$11,000,000	$11,198,521
Earnings Per Share – Consolidated	34%	$4.14	$4.60	$5.06	$5.58
Return on Assets – Consolidated	33%	0.96%	1.07%	1.18%	1.35%
Assets Per Full-Time Equivalent Employee (FTE) is used to measure the Bank’s efficiency. While there are numerous ways to measure efficiency, we focus on Assets Per FTE as it is a simple measure that is easily understood by employees throughout all levels of the organization. Additionally, it is an objective measure that cannot be easily skewed year-to-year by profitability. We focus on Earnings Per Share (EPS) to measure the value of Bank First. We believe the best measure of an organization’s performance and our success in enhancing shareholder value is long-term growth in EPS. Focusing on Return on Assets ensures we are being good stewards of the assets we are entrusted to oversee by our shareholders.

Applies to: President, Chief Operating Officer & Chief Lending Officer
2022 Annual Incentive Plan Goal	Goal Weighting	Threshold	Target	Maximum	2022 Actual Performance
Bank-Wide Loan Growth (000’s)	34%	$1,415,557,139	$1,486,334,996	$1,557,112,853	$1,585,053,728
Assets Per Full-Time Equivalent Employee	33%	$9,000,000	$10,000,000	$11,000,000	$11,198,521
Earnings Per Share – Consolidated	33%	$4.14	$4.60	$5.06	$5.58
The President, Chief Operating Officer, and Chief Lending Officer are tasked with developing new and enhancing existing customer relationships. As they are responsible for growing the bank in an efficient manner to enhance shareholder value, their goals focus on bank-wide loan growth, assets per full-time equivalent employee, and consolidated earnings per share.
Long-Term Incentive Equity Plan (“LTIP”)
We believe that equity grants are appropriate long-term incentives to link pay and performance. The purpose of granting equity is also to attract and retain key officers and to encourage performance by providing an ownership stake in our Company. We continue to review the practice of granting equity awards each year to ensure that this form of incentive compensation will continue to drive our NEOs to achieve our Company’s long- term objectives.
In 2022, the Bank continued to use our Long-Term Incentive Plan (“LTIP”) to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The LTIP is designed to support the Company’s pay for performance philosophy and reward key executives for creating long-term shareholder value. We believe it is important to align executives with shareholder interests through performance goals and focus on shareholder value appreciation. Overall, the LTIP is designed to meet the objectives as described previously under the “Material Components of Compensation Program” section. The LTIP utilizes restricted stock awards with a three-year ratable vesting schedule. We feel the use of restricted stock, or full-value equity grants, remains appropriate as our equity granting vehicle, as it continues to be very prevalent within the banking industry based on our independent compensation consulting studies and regulatory best practices. The recipients are entitled to receive dividends during their restricted period and have the right to vote such shares of restricted stock. Awards are granted and vest on or around March 1 of each year and the Compensation Committee has discretion to determine the grant and vesting date.
2022 Long-Term Incentive Plan — Earning Opportunities
Below, we detail the 2022 equity award earning opportunity per executive officer as a percent of salary. The earning opportunities remained unchanged from 2021.
Name	Position	2022 Actual Equity Award (as a % of Salary) (a)	2022 Equity Award Earning Opportunity (as a % of Salary)
			Target	Maximum
Michael B. Molepske	Chief Executive Officer	60%	40%	60%
Michael P. Dempsey	Former President	45%	30%	45%
Kevin M. LeMahieu	Chief Financial Officer	45%	30%	45%
Joan A. Woldt	Chief Operating Officer	45%	30%	45%
Jason V. Krepline	Chief Lending Officer	45%	30%	45%

(a) Bank First’s annual compensation cycle begins on March 15 of each year. The 2022 Actual Equity Award as a Percentage of Salary is calculated based on actual salaries earned during the year, which includes the NEOs’ 2021 salary paid from January 1 — March 15, 2022 and their new 2022 salary paid from March 16 —  December 31, 2022. For purposes of the table above, we illustrate the actual award as a percent of salary using the award earned in relation to the target and maximum award earning potential as a percent of salary.
2022 LTIP — Metric Performance Calculation and Actual Performance Results
For 2022, LTIP performance goal criteria mirrored the Annual Cash Incentive Plan design performance criteria. By linking the restricted stock awards and annual cash incentives, we reward NEOs for performance achieved during the prior year while encouraging each individual to have a vested interest in the future success of the Company.
Treatment of LTIP Awards Under Termination Events
The LTIP details treatment of awards under various employment termination events. If a participant terminates their employment or is terminated for cause, he or she will forfeit their unvested shares. The Compensation Committee has the discretion to accelerate vesting upon the retirement of an NEO. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Company. In exchange for shares of restricted stock, all recipients of long-term incentive awards who are employees of the Bank agree to certain restrictive covenants in the event that their employment with the Bank is terminated, including non-solicitation of customers, non-solicitation of employees, and confidentiality.
LTIP Governance Features
The Bank desires to promote best practices by aligning equity compensation arrangements with the interests of our shareholders. As a result, important governance features are incorporated into the LTIP, including, but not limited to the items below:
•
Minimum vesting periods of one year for non-employee directors and three years for NEOs.

•
No “hedging” or “pledging”.

•
No liberal share recycling. Shares of common stock are not allowed to be added back to the plan reserve for future grants under certain circumstances, as described in the LTIP.

•
No tax gross-up payments.

•
Material amendments require shareholder approval.

•
The LTIP does not contain an “evergreen” feature that automatically replenishes the shares available for future grants.

•
The LTIP does not provide for “reload” or other automatic grants to any participant.

Incentive Plan Payout Triggers
Below, we summarize the annual cash incentive and long-term incentive plan’s triggers, which must be met before any cash or equity incentive/bonus award is paid. If the criteria below are not met, no incentive awards are paid. We believe these criteria reduce the risk to the Company and ensure that awards are paid only if the Company is in good standing.
Incentive Plan Payout Triggers	Criteria
Non-Performing-Assets to Total Assets — Bank	Must be less than or equal to 1.5%
Unapproved Exceptions as a % of Total	Must be less than or equal to 15%
Regulatory Standing	Bank must be in good regulatory and audit standing

Incentive Plan Payout Triggers	Criteria
Employment Status	Employee must be in good standing and actively employed at the time of payout/grant
Clawback Policy
The Bank has a clawback policy, which is triggered based upon certain material inaccuracies in the financial statements of the Company or by violations of the confidentiality or non- solicitation provisions contained in the restricted stock award agreements signed by all recipients of long-term incentive compensation. Any incentive compensation in the form of cash or BFC common stock is subject to clawback under this policy. The Company believes the clawback policy assists with risk mitigation. The Compensation Committee may determine, in its discretion, whether to seek to recover or cancel any overpayment made in the event of a material inaccuracy in the Company’s financial statements or in the event of a violation of a restrictive covenant.
Benefits and Perquisites
Generally, our NEOs participate in the same benefit plans designed for all of our full- time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our NEOs, with a 401(k)/profit sharing plan to assist in planning for retirement and securing appropriate levels of income during retirement. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.
•
401(k)/Profit Sharing Plan.   Our NEOs, all of whom are eligible to participate in the 401(k)/ profit sharing plan, may elect to participate on the same basis as all other employees. In 2022, we made contributions to the NEOs’ accounts based on the contributions made by each executive and we also made profit sharing contributions, which was based on the Bank’s performance goals (Assets Per Full-Time Equivalent Employee, Earnings Per Share, and Return on Assets). Our 401(k)/profit sharing plan also has Employee Stock Ownership Plan (“ESOP”) provisions. Our NEOs are eligible to participate in this feature on the same basis as all other employees. Our ESOP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESOP gives our employees an opportunity to purchase shares of our common stock in each participant’s 401(k)/profit sharing account subject to compliance with the terms of the ESOP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of our participating employees.

•
Perquisites.   We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. In 2022, we provided certain NEOs with perquisites, including business development fees.

•
CEO Excess Benefit Payment.   In 2012, the Compensation Committee of the Board of Directors adopted an excess benefit payment plan for Mr. Molepske for the purpose of providing benefits to him in excess of the limitations on contributions and benefits imposed by section 415 of the tax code. The amount is calculated annually to be equivalent to Mr. Molepske’s merit increase, which is based on performance, and paid to him annually via a taxable cash payment.

Role of Independent Compensation Consultants
Every three years, or under special request, a compensation analysis is completed by a third-party independent consultant, specializing in executive and board compensation. Total compensation market data, including base salary, bonuses, and long-term incentives are provided by the consultant and considered by the Compensation Committee to assess if any compensation adjustments are warranted based on the information provided. The Compensation Committee engaged Blanchard Consulting Group (“BCG”) as its independent compensation consultant in 2021 to advise the Compensation Committee on market competitive executive and board compensation data. In 2021, BCG provided us with comprehensive reports which evaluated both our executive and board compensation programs. These reports provided us with peer group, survey, and BCG internal database information. BCG is a national firm with an exclusive focus on the banking and financial services industry. BCG did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for BCG and no conflicts of interest or independence issues relating to BCG’s services were identified by the Compensation Committee. The Compensation Committee and executive management utilized the BCG executive and board compensation reports to assist with executive and board pay decisions during 2022 but did not solely rely on them.
Employment/Change-in-Control Agreements with NEOs
The Company implemented change-in-control (“CIC”) agreements for the NEOs in 2022, except for Bank President Michael P. Dempsey, who retired in June 2022. Pursuant to the CIC agreement, if the executive is terminated without “cause” or resigns for “good reason”, in each case within one year following a “change in control” (as such terms are defined in the agreement), then the executive will receive: (i) a lump sum severance payment equal to a multiple of his base salary (3x, in the case of Mr. Molepske, or 2x, in the case of the other NEOs); (ii) a lump sum amount equal to the average bonus received by the executive over the previous three years; and (iii) reimbursement of health insurance coverage premiums for a specified period of time (three years, in the case of Mr. Molepske, or two years, in the case of the other NEOs). In addition, each executive’s outstanding, unvested stock awards will become fully vested upon a change in control.

NAMED EXECUTIVE OFFICER COMPENSATION
This table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2022, 2021, and 2020.
2022, 2021, and 2020 Summary Compensation Table
Name & Principal Position	Year	Salary (a)($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards (b)($)	All Other Compensation (c)($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer (Director)	2022	581,521	340,403	350,615	68,990	1,341,529
	2021	565,032	332,100	340,561	70,132	1,307,825
	2020	551,250	332,200	332,254	65,714	1,281,418
Michael P. Dempsey Former President (Director)	2022	164,206	160,699	0	30,872	355,777
	2021	355,656	156,779	160,867	33,355	706,657
	2020	346,981	156,879	156,856	32,480	693,196
Kevin M. LeMahieu Chief Financial Officer	2022	307,500	135,000	139,050	31,546	613,096
	2021	278,531	121,500	135,136	36,614	571,781
	2020	268,775	121,600	121,692	21,502	533,569
Joan A. Woldt Chief Operating Officer	2022	328,000	144,000	148,320	28,772	649,092
	2021	294,470	192,511	144,131	29,047	660,159
	2020	—	—	—	—	—
Jason V. Krepline Chief Lending Officer	2022	283,669	124,538	128,274	29,348	565,829
	2021	275,625	121,600	124,677	29,729	551,631
	2020	—	—	—	—	—
(a) Reflects the NEO’s actual salary earned in 2022, 2021 and 2020 for Mr. Molepske, Mr. Dempsey, and Mr. LeMahieu, and actual salary earned in 2022 and 2021 for Ms. Woldt and Mr. Krepline.
(b) Restricted stock awards are granted in March of each year based on the performance results of the prior year pursuant to the Equity Plan. Restricted stock awards granted prior to 2021 vest equally over five years from the date of grant. Restricted stock awards granted in 2021 and after vest equally over three years from the date of grant. The table reflects the fair market value of the restricted stock awards on the grant date, which was $69.73 per share, computed in accordance with FASB ASC Topic 718.
(c) Details regarding all other compensation for 2022 are set forth in the table below.
All Other Compensation
Named Executive Officer	CEO Excess Benefit Payment ($) (a)	Dividends on Unvested Stock Awards ($) (b)	Business Development ($) (c)	Profit Sharing ($)	401K Match ($)
Michael B. Molepske	37,691	11,699	0	10,150	9,450
Michael P. Dempsey	0	0	11,272	10,150	9,450
Kevin M. LeMahieu	0	4,456	7,490	10,150	9,450

Named Executive Officer	CEO Excess Benefit Payment ($) (a)	Dividends on Unvested Stock Awards ($) (b)	Business Development ($) (c)	Profit Sharing ($)	401K Match ($)
Joan A. Woldt	0	4,172	5,000	10,150	9,450
Jason V. Krepline	0	4,280	7,743	10,150	7,175

(a)
Reflects the Company’s excess benefit cash payment to Mr. Molepske in 2022.

(b)
Reflects dividends paid on unvested stock awards in 2022.

(c)
Reflects business development expenses paid in 2022.

Outstanding Equity Awards as of April 3, 2023
Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)
Michael B. Molepske	11,689	$1,084,973
Michael P. Dempsey	3,474	$322,457
Kevin M. LeMahieu	4,527	$420,196
Joan A. Woldt	4,437	$411,842
Jason V. Krepline	4,197	$389,566
(a) The market value of restricted stock reflects the number of shares unvested multiplied by the April 3, 2023 stock price of  $74.00. Restricted stock shares granted prior to 2021 vest equally over five years from the grant date. Restricted stock shares granted in 2021 and 2022 vest equally over three years from the grant date.
Prohibitions on Hedging
The Company prohibits all directors, officers and employees from engaging in speculative trading and hedging shares of Company securities. This includes prohibitions against short- selling Company securities and transactions in any derivative of Company securities, including buying and writing options. Directors, officers and employees are restricted from buying Company securities on margin or using Company securities as collateral for a loan. Additionally, the Company’s Insider Trading Policy prohibits trading for directors, officers and certain employees during designated blackout periods and requires approval by the Company’s General Counsel prior to any trade.
Potential Payments Upon Termination or Change-in-Control
The below table includes the estimated amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances as of April 3, 2023. Under the Bank First 2020 Equity Plan, employees shall become fully vested immediately upon the participant’s termination of service due to participant’s death, or if an event constitutes a Change in Control. The following unvested shares would vest upon these qualifying events.
NEO	Compensation Salary ($)	Compensation Bonus ($)	Number of Shares (#)	Market Value ($) (a)
Michael B. Molepske	1,753,074	341,039	11,689	$1,084,973
Michael P. Dempsey	N/A	N/A	3,474	$322,457
Kevin M. LeMahieu	618,000	131,850	4,527	$420,196
Joan A. Woldt	659,200	140,206	4,437	$411,842
Jason V. Krepline	570,106	124,771	4,197	$389,566

(a) The market value of vested stock reflects the number of shares vested multiplied by the April 3, 2023 stock price of  $74.00.
CEO Pay Ratio
Below, we disclose the Company’s CEO Pay Ratio, as required by Section 953(b) of the Dodd- Frank Wall Street reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. The SEC rules require that we identify our median employee by use of a consistently applied compensation measure (“CACM”). We identified the median employee in 2022 by examining the gross pay, excluding the CEO. This employee population included all full- time, part-time and seasonal employees as of December 31, 2022. Once we identified our median employee, we determined the annual total compensation of our median employee for 2022. We then calculated the CEO’s and median employee’s 2022 total compensation in a comparable manner to the CEO compensation provided in the Summary Compensation Table. This information is provided solely for compliance purposes and is not used in any other compensation evaluation.
Annual Total Compensation
Mr. Molepske	$1,307,015
Median Employee (1)	$38,296
CEO Pay Ratio	34:1
Annual Total Compensation
Mr. Molepske	$1,307,015
Median Employee (2)	$57,265
CEO Pay Ratio	23:1

(1)
Reflects all full-time, part-time, or seasonal employees who were employed by the Bank as of December 31, 2022.

(2)
Reflects only full-time employees who were employed by the Bank for the entire year in 2022.

Compensation Committee Report
The Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement and based upon such review and discussion, the Compensation Committee recommended to Bank First’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Bank First’s annual report on Form 10-K for the year ended December 31, 2022 as required by Item 402(b) of Regulation S-K.
This report has been furnished by the Compensation Committee of the Board:
Peter J. Van Sistine, Chair
Robert D. Gregorski
Laura E. Kohler
David R. Sachse
The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other Bank First filing under the Securities Act of 1933, as amended (“the Securities Act”) or under the Securities Exchange Act of 1934, as amended (“the Exchange Act”), except to the extent Bank First specifically incorporates this report by reference therein.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of the Company’s common stock as of April 3, 2023, by (i) each director and director nominee of the Company, (ii) each of the named executive officers of the Company, (iii) all directors and named executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock.
Except as indicated below, the address for each shareholder listed in the table below is: Bank First Corporation, 402 N. 8th Street, Manitowoc, Wisconsin 54220.
Common Stock
Beneficial Owner	Number of Shares (a)(b)	Percent of Class (c)
Directors:
Michael G. Ansay	60,690 (d)	*
Mary-Kay H. Bourbulas	5,712 (e)	*
Robert D. Gregorski	33,676 (f)	*
Judy L. Heun	2,719 (g)	*
Robert W. Holmes	166,723 (h)	1.60
Stephen E. Johnson	33,434 (i)	*
Laura E. Kohler	4,212 (j)	*
Phillip R. Maples	3,577 (k)	*
Timothy J. McFarlane (Executive Officer)	60,051 (l)	*
Michael B. Molepske (Executive Officer)	117,101 (m)	1.13
David R. Sachse	25,585 (n)	*
Peter J. Van Sistine	7,127 (o)	*
Named Executive Officers who are not Directors:
Kevin M. LeMahieu	19,868 (p)	*
Joan A. Woldt	26,476 (q)	*
Jason V. Krepline	29,681 (r)	*
All Directors and Named Executive Officers:	596,632	5.73
Other Material Shareholders:
Richard S. Molepske	575,947 (s)	5.53
BlackRock, Inc.	538,986 (t)	5.18
Ralph C. Stayer	668,892 (u)	6.43
(a) Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power to the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b) This amount includes shares allocated to participant accounts within the Company’s 401(k) Plan. The shares allocated to participant accounts within the 401(k) Plan as of April 3, 2023 are as follows: Michael B. Molepske: 0; Timothy J. McFarlane: 0; Kevin M. LeMahieu: 8,138; Joan A. Woldt: 18,542; Jason V. Krepline: 23,516.
(c) Percentage ownership is based on 10,407,113 shares of common stock outstanding as of April 3, 2023. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d) 17,960 shares held in trust; 42,730 shares held directly.
(e) All shares held directly.
(f) All shares held directly.

(g) All shares held directly.
(h) All shares held in trust.
(i) 2,912 shares held in trust; 30,522 shares directly.
(j) All shares held directly.
(k) 2,244 shares held in trust; 1,333 shares held directly.
(l) 53,742 shares held directly; 6,309 shares held by spouse.
(m) 1,082 shares held by spouse; 63,289 shares held in trust; 52,730 shares held directly.
(n) All shares held directly.
(o) All shares held directly.
(p) All shares held directly.
(q) All shares held directly.
(r) All shares held directly.
(s) The information contained herein is based on information provided by the respective individual as of April 3, 2023. The address for Richard S. Molepske is 9102 S. Lake Drive, Manitowoc, WI 54220.
(t) The information contained herein is based on information disclosed by the entity on a Schedule 13G filed with the SEC on February 3, 2023. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(u) The information contained herein is based on information provided by the respective individual as of April 3, 2023. The address for Ralph C. Stayer is 2100 Gordon Drive, Naples, FL 34102.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Transactions by the Company with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W, which governs certain transactions by us with our affiliates, and the Federal Reserve’s Regulation O, which governs certain loans by us to executive officers, directors and principal shareholders. We have adopted policies to comply with these regulatory requirements and restrictions.
In addition, our board of directors has adopted a written policy governing the approval of related party transactions that complies with all applicable requirements of the SEC and the Nasdaq Stock Market concerning related party transactions. The Audit Committee is responsible for reviewing and approving all related party transactions, as well as reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Company is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Company was or is a participant, and in which an executive officer or director of the Company, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Company or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Company or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Audit Committee. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person, and (v) approved or ratified by a majority of the disinterested members of the Audit Committee.
The Bank’s wholly-owned subsidiary, TVG Holdings, Inc., owns 40.0% of Ansay & Associates, LLC. Michael G. Ansay, Chairman of the Board of Directors of the Company, is the Chairman and Chief Executive Officer of Ansay & Associates.
The Company did not engage in any other transactions that require disclosure under SEC regulations.
Loans to Related Persons
The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Company and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made in the ordinary course of business, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2022, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Company or the Bank had loans outstanding at preferred interest rates from the Company or the Bank.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed FORVIS, LLP (f/k/a Dixon Hughes Goodman, LLP) (“FORVIS”) as the independent registered public accounting firm to audit the Company’s financial statement for the fiscal year ending December 31, 2023. Although not required to do so, the Board is submitting the selection of FORVIS as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such appointment. Even if the appointment of FORVIS is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of FORVIS and engage another audit firm if the Audit Committee determines such action is necessary or desirable. In the event that the appointment is not ratified by the required shareholder vote, the vote would be considered in connection with the engagement of an independent auditor for 2023. The Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.
Representatives of FORVIS will be in attendance at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Bank First encourages all shareholders to ask questions of and provide comments to representatives of FORVIS in advance of the Meeting by contacting our Shareholder Services team at (920) 652-3360 or ShareholderServices@bankfirst.com. Representatives of FORIVS will have the opportunity to respond to appropriate questions at the Annual Meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF FORVIS, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

INFORMATION REGARDING THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
FORVIS (f/k/a Dixon Hughes Goodman, LLP) served as the Company’s independent registered public accounting firm for the years ended December 31, 2022, 2021, and 2020.
Fees Billed by the Company’s Independent Registered Public Accounting Firms This table presents fees for professional audit services rendered by the Company’s independent registered public accounting firm for the audit of the Company’s annual financial statements during the years ended December 31, 2022, 2021, and 2020, and fees billed for other services rendered by the firms during those periods.
Year Ended December 31	2022	2021	2020
Audit fees	$347,094	$228,000	$237,500
Audit-related fees	$0	$0	$10,000
Tax fees	$0	$0	$0
All other fees	$0	$0	$0
Total	$347,094	$228,000	$247,500
Audit fees
These amounts represent fees of the independent registered public accounting firms for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting (FDICIA), and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Audit-related fees
Audit-related fees generally consist of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition and enhance the independent auditor’s understanding of our products and controls.
Tax fees
Tax fees, of which there were none, generally fall into two categories: tax compliance and return preparation, and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.
All other fees
All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.
The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of FORVIS LLP.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to FORVIS, LLP for the fiscal years ended December 31, 2022, 2021, and 2020 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
•
has reviewed and discussed with management the audited financial statements for the year ended December 31, 2022;

•
has discussed with FORVIS, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•
Discussed with FORVIS the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•
has received the written disclosures and the letter from FORVIS, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with FORVIS the independent accountant’s independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.
Respectfully submitted by the Audit Committee of the Board,
Judy L. Heun, Chair
Stephen E. Johnson
Phillip R. Maples

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS
Shareholder Proposals
In order for a shareholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2024 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Company at the address below. The Corporate Secretary must receive the proposal no later than December 23, 2023. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Bank First Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
For a shareholder proposal that is not intended to be included in the Company’s Proxy Statement for the 2024 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than February 13, 2024 and not later than March 14, 2024. The notice of a proposed item of business must provide information as required in the Bylaws of Company which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal. The notice of a proposed director nomination must provide information as required in the Bylaws of Company as well as the information required by Rule 14a-19 under the Exchange Act, if applicable. In general, our Bylaws require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination, and background information about the nominee.
It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the section entitled “Governance and Nominating Committee” for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2023 Annual Meeting.
Shareholder Communications
Shareholders wishing to communicate with the Board, with a particular director, or with the Corporate Secretary, may do so in writing directed to the Corporate Secretary of the Company, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Company products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.
Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Company will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy. You can contact the Company by calling (920) 652-3244 or by writing to Corporate Secretary, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010, or by sending an email to kdvorak@bankfirst. com to request a separate copy of the proxy materials and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future.
Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.
ADDITIONAL INFORMATION
Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirst.com. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2022, we will mail these documents to you free of charge. Requests should be sent to:
Bank First Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
The Annual Report on Form 10-K for the year ended December 31, 2022 is not, and shall not be, deemed to be a part of our proxy materials.
OTHER MATTERS
We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

1 U P X01 - Stephen E. Johnson 02 - Timothy J. McFarlane 03 - David R. SachseFor Withhold For Withhold For WithholdUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03S0LA++Proposals — The Board of Directors recommend a vote FOR all the A nominees listed and FOR Proposals 2 and 3.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy Card2. To ratify the appointment of Forvis, LLP as the Corporation’sindependent registered public accounting firm for the fiscal yearending December 31, 2023; and3. To transact such other business as may properly come beforethe Annual Meeting or any adjournments or postponementsthereof.1. To elect three (3) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;For Against Abstain For Against Abstain

Bank First CorporationqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qNotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 12, 2023The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are herebyauthorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the AnnualMeeting of Shareholders of Bank First Corporation to be held on Monday, June 12, 2023 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 3, 2023, you are directing the Plan trustee howto vote the shares allocated to your account. If your voting instructions are not returned on or before June 5, 2023, you will have given the trustee theauthority to vote on your behalf.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)

01 - Stephen E. Johnson 02 - Timothy J. McFarlane 03 - David R. SachseFor Withhold For Withhold For Withhold3 2 D VUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.03S0KB++Proposals — The Board of Directors recommend a vote FOR all the A nominees listed and FOR Proposals 2 and 3.2. To ratify the appointment of Forvis, LLP as the Corporation’sindependent registered public accounting firm for the fiscal yearending December 31, 2023; and3. To transact such other business as may properly come beforethe Annual Meeting or any adjournments or postponementsthereof.1. To elect three (3) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q2023 Annual Meeting Proxy CardFor Against AbstainOnlineGo to www.envisionreports.com/BFC orscan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/BFCPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaYou may vote online or by phone instead of mailing this card.Votes submitted electronically must bereceived by 11:59 p.m. (CT) on June 11, 2023.Your vote matters – here’s how to vote!

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/BFCNotice of 2023 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — June 12, 2023The Chairman of the Board of Directors or the Corporate Secretary of the Corporation or any of them, each with the power of substitution, are herebyauthorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the AnnualMeeting of Shareholders of Bank First Corporation to be held on Monday, June 12, 2023 or at any postponement or adjournment thereof.If you are a current employee and have shares in the Bank First Retirement Plan on the record date of April 3, 2023, you are directing the Plan trustee howto vote the shares allocated to your account. If your voting instructions are not returned on or before June 5, 2023, you will have given the trustee theauthority to vote on your behalf.Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the electionof the Board of Directors and FOR items 2 and 3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)Bank First CorporationqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting Items++Change of Address — Please print new address below. Comments — Please print your comments below. Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.2023 Annual Meeting of Bank First Corporation ShareholdersJune 12, 2023, 4:00pm CDTThe Franciscan Center for Music Education and Performance6751 Calumet Avenue, Manitowoc, Wisconsin 54220